UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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HP INC.

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Enrique Lores
President & CEO

Our letter to shareholders
Restricted – Internal use only
To All HP Employees

Team,

As I wrote to you last week, we are taking actions across HP in response to the unprecedented COVID-19 pandemic. All of us on the leadership team are intently focused on navigating through this difficult period, and it has been inspiring to see so many of you stepping up to support our stakeholders and each other.

Our business touches every corner of the world, and we are committed to doing everything we can to help you and our communities during these uncertain times.

I’m writing to let you know about a letter we’ve just issued to our shareholders. In it we discuss the radical changes that have occurred in the global social, economic and financial environments since Xerox launched its unsolicited offer and nominated candidates for election to our Board of Directors.

Our primary responsibility in this difficult period is to focus on HP’s business and address the needs of our ecosystem of stakeholders around the world, including our shareholders, our millions of customers, our 250,000 partners, and our team of approximately 55,000 employees. We are actively managing many challenges, including assuring health and safety of our people, addressing supply chain disruptions, monitoring and addressing customer liquidity and, more broadly, ensuring HP is well-positioned to support people working remotely.

Under these circumstances, we believe we should not divert valuable time, attention and resources to dialogue with Xerox. Any complex, large-scale, highly leveraged transaction in the current economic environment could be disastrous for HP, its shareholders and our entire ecosystem. While we remain open-minded about M&A as a tool to add value for HP shareholders at the right time and on the right terms – it’s abundantly clear that now is not that time. Our duty now is to protect our organization, which is exactly what we are doing.

I also want you all to know that, in the event Xerox continues to advocate for its proposal despite current market conditions, we are fully prepared to defend the best interests of the stakeholders we serve.

We will continue to be guided by our mission and values in the coming weeks and months. We will remain resilient, focused and united behind the actions we must take as a company. We have a deep sense of responsibility and obligation to those who are counting on us, and we will not let them down.

Thank you for your continued contributions to HP and please stay safe.

Enrique

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements about the exchange offer or Xerox’s director nominations; any statements of expectation or belief; any statements regarding HP’s long term plan or future strategy; any statements relating to the plans, strategies and objectives of management for future operations; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include factors relating to the novel coronavirus (COVID-19) and its effect on U.S. and world financial markets, general global economic conditions, and HP’s own operations and personnel; HP’s ability to execute on its strategic plan, including the recently announced initiatives, business model changes and transformation; industry, market, economic, political, regulatory and global health conditions; execution of planned structural cost reductions and productivity initiatives; potential developments involving Xerox Holdings Corporation; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the novel coronavirus, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP’s tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and HP’s other filings with the SEC.

Important Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the exchange offer commenced by Xerox, HP has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC.  HP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ HP’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain free copies of the solicitation/recommendation statement on Schedule 14D-9, as well as any other documents filed by HP with the SEC, without charge at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from HP by directing a request to Investor Relations, 1501 Page Mill Road, Palo Alto, CA 94304, or by calling (650) 857-1501.

HP has filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2020 Annual Meeting of Shareholders, and a definitive proxy statement and a WHITE proxy card will be filed with the SEC and mailed to HP’s shareholders. HP SHAREHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of these and other SEC filings made by HP (when available) without charge from the sources indicated above.

Certain Information Concerning Participants

HP and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. Information regarding the names, affiliations and interests of HP’s directors and executive officers is set forth in the preliminary proxy statement for the 2020 Annual Meeting of Shareholders and will be set forth in the definitive proxy statement. Shareholders may obtain free copies of these documents without charge from the sources indicated above.